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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT")

                             Transmedia Network Inc.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                 84-6028875
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

      11900 Biscayne Boulevard
         North Miami, Florida                              33181
(Address of Principal Executive Offices)                 (Zip Code)


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
If this form relates to the registration      If this form relates to the registration
of a class of securities pursuant to          of a class of securities pursuant to
Section 12(b) of the Exchange Act and is      Section 12(g) of the Exchange Act and is
effective pursuant to General                 effective pursuant to General
Instruction A.(c), please check the           Instruction A.(d), please check the
following box. [X]                            following box. [_]

Securities Act registration statement file number to which this form relates:

                                                                                (If applicable)
Securities to be registered pursuant to Section 12(b) of the Exchange Act:
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                Title of Each Class               Name of Each Exchange on Which
                to be so Registered               Each Class is to be Registered
                -------------------               ------------------------------
             Series A Preferred Stock,             Philadelphia Stock Exchange
             par value $0.10 per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                                     None

________________________________________________________________________________
                                                (Title of Class)


________________________________________________________________________________
                                                (Title of Class)




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                      INFORMATION IN REGISTRATION STATEMENT

ITEM 1.  Description of Registrant's Securities to Be Registered.

         A description of the Series A convertible redeemable preferred stock, par value $0.10 per share (the "Securities"), of Transmedia Network Inc. (the
                                ----------
"Registrant") is contained in the prospectus constituting part of the
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Registrant's Registration Statement on Form S-2 (Registration No. 333-84947)
(the "Registration Statement") relating to the Securities, which has been
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declared effective by the Securities and Exchange Commission under the
Securities Act of 1933, as amended (such prospectus, in the form contained in the Registration Statement at the time it was declared effective, the "Prospectus"). The description of the Securities contained in the Prospectus is
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hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the Philadelphia Stock Exchange.

         The transfer agent and registrar for the Securities is the American Stock Transfer & Trust Company.

         The Securities have been approved for listing on the Philadelphia Stock Exchange.

ITEM 2.  Exhibits.

         Exhibit No.                        Description
         ----------                         -----------

                  (1) Certificate of Incorporation of Transmedia Network Inc., as amended (filed as an exhibit to Transmedia's Annual Report on Form 10-K for the fiscal year ended September 30, 1988, and incorporated by reference thereto).

                  (2) Certificate of Amendment to the Certificate of Incorporation of Transmedia Network Inc. (filed as an exhibit to Transmedia's Annual Report on Form 10-K for the fiscal year ended September 30, 1992, and incorporated by reference thereto).

                  (3) Certificate of Amendment to the Certificate of Incorporation of Transmedia Network Inc., as filed with the Delaware Secretary of State on March 22, 1994 (filed as an exhibit to Transmedia's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, and incorporated by reference thereto).

                  (4) Certificate of Amendment to the Certificate of Incorporation of Transmedia Network Inc., as filed with the Delaware Secretary of State on March 3, 1998 (filed as an exhibit to Transmedia's Current Report on Form 8-K filed on March 17, 1998, and incorporated by reference thereto).

                  (5) Certificate of Amendment of the Certificate of Incorporation of Transmedia Network Inc., as filed with the Delaware Secretary of State on

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                           November 9, 1999 (filed as an exhibit to Transmedia's
                           Registration Statement on Form S-2, registration no. 333-84947, and incorporated by reference thereto).

                  (6) Certificate of Designations relating to the Series A convertible redeemable preferred stock, as filed with the Delaware Secretary of State on November 9, 1999 (filed as an exhibit to Transmedia's Registration Statement on Form S-2, Registration No. 333-84947, and incorporated by reference thereto).

                  (7) By-Laws of Transmedia Network Inc., as amended and restated as of March 3, 1998 (filed as an exhibit to Transmedia's Current Report on Form 8-K filed on March 17, 1998, and incorporated by reference thereto).

                  (8) Form of Series A convertible redeemable Preferred Stock Certificate (filed as an exhibit to Transmedia's Registration Statement on Form S-2, Registration No. 333-84947, and incorporated by reference thereto).

                  (9) Registration Statement on Form S-2 (Registration No. 333-84947, and incorporated by reference thereto).

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 TRANSMEDIA NETWORK INC.

                                                 By:/s/ Stephen E. Lerch
                                                    ---------------------------
                                                    Stephen E. Lerch

                                                    Executive Vice President and

                                                    Chief Financial Officer

Dated: November 8, 2001